EXHIBIT 99.1
                                  ------------


AB

                                  NEWS RELEASE



For release:  Immediate
Contact: James M. DeAngelis -   (212) 308-5800


Commodore Applied Technologies, Inc.
o        Reports Third Quarter 2005 Results


NEW YORK, NY - November 22, 2005 - Commodore Applied Technologies,  Inc. (OTCBB:

CXIA),  today  announced  financial  results for the three and nine months ended

September 30, 2005 (see table below).

              Commodore Applied Technologies, Inc. and Subsidiaries
                Condensed, Consolidated Statements of Operations
            (Unaudited - dollars in thousands, except per share data)


                                                  Three Months  Ended        Nine Months  Ended
                                                    September  30,            September  30,
                                                   2005         2004        2005             2004
                                                 --------     -------     ---------       --------
Revenues                                         $  3,900     $   155     $   8,259       $    449

Income (Loss) from Operations                    $    151     $  (511)    $    (483)      $ (1,787)

Income (Loss) on Embedded Derivative             $     44          --     $  (8,607)            --

Net Income (Loss)                                $     36     $  (626)    $  (9,599)      $ (2,082)

Dividends Accrued to Preferred Stockholders      $   (104)    $   (73)    $    (262)      $   (223)

Net Income (Loss) Applicable to Common           $    (68)    $  (699)    $  (9,861)      $ (2,305)
Shareholder

Net Loss Per Share - Basic and Diluted           $  (0.01)    $ (0.11)    $   (1.35)      $  (0.37)

Weighted Average Number of Shares
Outstanding                                         7,819       6,364         7,290          6,252



                                                      -more-



                                              CXII Reports Third Quarter Results
                                                               November 22, 2005
                                                                          Page 2



Chairman and CEO Shelby T. Brewer  stated "On an income from  operations  basis,

Commodore Applied Technologies,  reports a very good performance for the quarter ending September 30, 2005.  Compared to the same quarter in 2004, there has been a $662,000  improvement  in operating  income." Mr. Brewer  further stated "This improvement  is in large part due to our Oak Ridge  environmental  sampling  and data management contract,  and the fact that our results from that contract have exceeded our original  expectations.  The  fundamentals  of our business,  on an income from  operations,  continues to improve,  and the prospects for expanding the business both in the  engineering  services  component and the SET component look bright.  " Brewer said:  "We have  recently  responded to a DOE request for bids to demonstrate  innovative  technology for waste treatment at their primary legacy waste sites.  This  represents  a clear  opportunity  to showcase our SET technology for application to recalcitrant and anomalous wastes at these sites."


"However," Mr. Brewer  continued,  "The Company  recently  recognized an accrual accounting  issue that our independent  auditors brought to our attention within the last two weeks.  After further  research and discussion with our independent auditors,  we determined that the embedded  conversion  features associated with the New Shaar  Convertible  Note and the Series I  Convertible  Preferred  Stock

issued April 12, 2005, did qualify as derivatives in accordance  with EITF 00-19 and  SFAS  No.  133,  thus  requiring  liability  recognition  and  marking  the derivative  to its fair value as of each  reporting  date (each  quarter)."  Mr.

Brewer  further  stated:  "Management  has taken  immediate  steps to accurately record and disclose  this  liability  and is in the process of  eliminating  the liability from the Company in the future."

                                     -more-

                                              CXII Reports Third Quarter Results
                                                               November 22, 2005
                                                                          Page 3



Mr.  Brewer  continued:   "The  result  of  this  recent  determination  is  the

restatement  of the 2005 June 10Q  results  and the  recognition  of a  non-cash expense item associated with the embedded derivatives. As a non-cash based item,

this restatement does not subtract from our income from operations  performance,

which has shown significant improvement this past three month period."


Commodore Applied  Technologies,  Inc. is a diverse technical  solutions company focused on high-end  environmental  markets.  The Commodore  family of companies includes  subsidiaries  Commodore  Solution  Technologies and Commodore Advanced

Sciences.  The Commodore  companies provide technical  engineering  services and patented remediation technologies designed to treat hazardous waste from nuclear and chemical sources. More information is available on the Commodore web site at

www.commodore.com.


This Press Release contains forward-looking statements that are based on our current expectations, beliefs and assumptions about the industry and markets in which Commodore Applied Technologies, Inc. and its subsidiaries operate. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause Commodore's actual results to be materially different from any future results expressed or implied by these statements. Actual results may differ materially from what is expressed in these statements, and no assurance can be given that Commodore can successfully implement its core business strategy and improve future earnings.

The factors that may cause Commodore's actual results to differ from its forward-looking statements include: Commodore's current critical need for additional cash to sustain existing operations and meet ongoing existing obligations and capital requirements; Commodore's ability to implement its commercial waste processing operations, including obtaining commercial waste processing contracts and processing waste under such contracts in a timely and cost-effective manner; the timing and award of contracts by the U.S. Department of Energy for the clean-up of waste sites administered by it; the acceptance and implementation of Commodore's waste treatment technologies in the government and commercial sectors; and other large technical support services projects. All forward-looking statements are also expressly qualified in their entirety by the cautionary statements included in Commodore's SEC filings, including its quarterly reports on Form 10-Q and its annual report on Form 10-K.

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